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                                                                  Exhibit 10.7


                       NORTHEAST UTILITIES SERVICE COMPANY
                                SERVICE CONTRACT

         AGREEMENT made and entered into as of the 4th day of January, 1999, by and between NORTHEAST UTILITIES SERVICE COMPANY (hereinafter referred to as Service Company) and NORTHEAST GENERATION COMPANY (hereinafter referred to as Associate Company).

         WHEREAS, by order in File No. 37-65, the Securities and Exchange Commission (hereinafter referred to as SEC) approved and authorized, under the Public Utility Holding Company Act of 1935 (hereinafter referred to as the Act), the organization and conduct of business of Service Company in accordance herewith, as a wholly owned subsidiary service company of Northeast Utilities (hereinafter referred to as Northeast); and

         WHEREAS, Service Company is willing to render services as provided herein to Northeast and its associated subsidiaries (hereinafter collectively referred to as the System) at cost, determined in accordance with applicable rules and regulations under the Act; and

         WHEREAS, economies, increased efficiencies and other benefits will result to the System from the performance by Service Company of services as herein provided:

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein, it is agreed as follows:

                    SECTION 1. AGREEMENT TO FURNISH SERVICES.

         Service Company agrees to furnish to Associate Company and other System companies, upon the terms and conditions herein provided, the services hereinafter referred to in Section 2 hereof at such times and for such periods as may be required, and Service Company will, as and to the extent required to provide such services to the System, keep itself and its personnel available and competent to render such services to the System so long as it is authorized so to do by federal and state regulatory agencies having jurisdiction.

         For the purpose of providing services as herein provided, Service Company proposes to establish various departments, one or more of which will participate in providing particular services hereinafter described. Service Company reserves to itself the privilege, without amendment hereof or express prior agreement by Associate Company or other System companies, from time to time to establish new departments, to subdivide or otherwise reorganize any of the departments established by it, and to reallocate services among various departments.

         Service Company will provide for Associate Company and other System companies as required such other services not referred to in Section 2 hereof as Service Company may conclude it may furnish with economies and increased efficiencies to the System or such other services as Associate Company or other System companies may require and Service Company is competent to perform.

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         Services will also be furnished to other System companies under agreements similar in all respects hereto and may also be furnished, in Service Company's discretion, to others, provided that by so doing the cost of services to Associate Company or other System companies will not be increased.

         In supplying services hereunder, Service Company may arrange for services of such executives, financial advisers, accountants, attorneys, technical advisers, engineers and other persons as are required for or pertinent to the rendition of such services.

                      SECTION 2. SERVICES TO BE PERFORMED.

         Subject to the provisions of Section 1 hereof, Service Company will provide to Associate Company and other System companies the following services:

(A) GENERAL SYSTEM MANAGEMENT: Executive, administrative, managerial, coordinating and advisory services, particularly with respect to the formulation and effectuation of policies and programs affecting or relating to the System as a whole, including financial, accounting, and economic policies and programs, power supply, public and employee relations, regulation, contractual arrangements, administrative and other proceedings, industry-wide activities and like matters.

(B) OTHER FUNCTIONS AND ACTIVITIES: Studying, planning, advise, assistance, guidance, supervision, direction, administration, maintenance, handling, performance and operation, as may be required, in connection with the following functions and activities:

         (i) CORPORATE AND SECRETARIAL: Policies and practices relating to the performance of corporate secretarial functions and activities, including the preparation and maintenance of official corporate records, reports, minutes and correspondence in accordance with assigned responsibilities and duties.

         (ii) FINANCIAL PLANNING: Financial structures; financial programs to raise funds required or to effect savings through refinancing; relations with commercial banks and negotiation of short-term borrowings; relationships with investment bankers, analysts, analyst societies, securities holders, stock holders, stock exchanges and indenture trustees, transfer agents and registrars; general treasury, banking and financial matters.

         (iii) ACCOUNTING: General accounting, customer accounting and related records; depreciation, accounting procedures and practices to improve efficiency; internal auditing, relations with independent auditors and appearances before and requirements of regulatory bodies with respect to accounting matters; and financial and operating reports and other statistical matters and analyses thereof.

         (iv) TAXES: Consolidated and other income tax returns and other federal, state and municipal tax returns, and all matters related thereto, including relations with the Internal Revenue Service and other taxing authorities, the examination and


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                  processing of tax returns, assessments and claims, and
                  developments in federal, state and municipal taxes.

         (v) INSURANCE: Insurance programs and matters, including pension and other employee benefit plans and programs; and relations with insurance brokers and agents.

         (vi) BUDGETS: Operating, construction and cash budgets, and similar studies or documents, including estimates and other information required therefor or related thereto.

         (vii) DATA PROCESSING: Computer and other data processing activities.

         (viii) BULK POWER SUPPLY: The bulk power supply system from sources of supply through to bulk substations, to achieve reliable service at minimum cost, including forecasts of electric loads; power supply arrangements among System companies; power supply relations with other utilities; forecasts of gas requirements and the procurement of gas supplies; design, engineering and scheduling of electric and gas production and transmission facilities; the design, engineering and scheduling of major and unusual distribution facilities; and System electric load dispatching operations and related matters.

         (ix) ENGINEERING RESEARCH AND STANDARDIZATION: Engineering activities in the fields of research, design, construction and standardization; technical specifications and standard designs for and procedures and methods of utilizing materials, equipment and associated services; technical support and engineering as required in all areas of the System's operations.

         (x) SYSTEM OPERATIONS: Electric and gas operations, including production, transmission and distribution of electricity and gas; the construction, operation and maintenance of electric and gas facilities; and in general all electric and gas construction, maintenance and operating activities.

         (xi) OTHER ADMINISTRATIVE SERVICES: Management-union and all other employee relation activities, including the definition of major organizational responsibilities and the translation of those responsibilities into effective organization structures; employee welfare and other programs and problems; business methods and procedures; and transportation activities and matters.

         (xii) PURCHASING AND STORES: The purchasing and handling of materials and supplies, fuel and equipment, including such activities as buying, traffic, expediting and stock control, and scrap and salvage sales; major and long-term purchase contracts pertaining to the foregoing; and contacts with market conditions and principal suppliers.

         (xiii) COMMERCIAL ACTIVITIES: Electric, gas and other sales; customer service facilities; rate matters and rate structures; and area development plans and activities.


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         (xiv)    MARKETING AND SALES ACTIVITIES: Marketing, sales and pricing strategies and plans; market research and support activities; technical services; new business and product development; trade ally and strategic alliance services; and marketing and sales training and support.

(C) Officers and other employees of Service Company will, on request of Associate Company, serve, without charge other than as herein provided, as officers or representatives of such Company.

                SECTION 3. AGREEMENT TO TAKE AND PAY FOR SERVICES

         Associate Company agrees to take from Service Company such of the services to be performed by Service Company as may be required and to pay to Service Company the cost of such services determined as herein provided. It is the intent of this Agreement that the payment for services rendered by the Service Company to the System shall cover all the costs of its doing business (less credits for services to others and any other miscellaneous income items), including reasonable compensation for necessary capital as permitted by Rule 91 of the SEC under the Act. The methods and procedure for determining the cost of services performed for Associate Company are set forth in Appendix A hereto.

         Bills will be rendered for each calendar month on or before the twentieth day of the succeeding month and will be payable on presentation and not later than the last day of that month. Monthly charges may be made in whole or in part for particular expenses on an estimated basis, subject to adjustment, so that all charges for services during a calendar year will be made on an actual basis.

               SECTION 4. EFFECTIVE DATE; TERM; AND CANCELLATION.

         This Agreement shall become and be effective as of the date hereof and it shall continue in effect, unless sooner terminated as herein provided, for a period of one year. It may be renewed from time to time for similar one-year periods by mutual agreement. This Agreement shall also be subject to termination and shall terminate, without any action by either of the parties, to the extent and from the time that performance may conflict with the Act or with any rule, regulation or order of the SEC adopted before or after the making hereof.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                           NORTHEAST UTILITIES SERVICE COMPANY


                                           By:      /s/ Michael G. Morris
                                                    Michael G. Morris
                                                    Chairman, President and
                                                      and Executive Officer

Attest:

/s/ O. Kay Comendul
Assistant Secretary


                                           NORTHEAST GENERATION COMPANY


                                           By:      /s/ B. D. Kenyon
                                                    Bruce D. Kenyon
                                                    President
Attest:

/s/ O. Kay Comendul
Assistant Secretary


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                                   APPENDIX A

                      DESCRIPTION OF METHODS AND PROCEDURE
                         FOR ALLOCATING COST OF SERVICES


JOB OR WORK ORDERS FOR SERVICE

         There shall be job or work orders covering services to be performed for Associate Company or other System companies. These orders may be either general or specific. Services of a continuing nature, such as accounting, financial planning and dispatching, will be covered by general job or work orders; specific job or work orders will cover such things as issues of securities, special studies or construction projects. General orders, as well as specific orders, will specify the nature of the services to be performed thereunder in sufficient detail that charges therefor may be determined as herein provided and properly accounted for by the Associate Company under its prescribed Uniform System of Accounts.

CHARGES FOR SERVICES

General

         Charges for services rendered to Associate Company and other System companies will be made on the bases of benefits conferred and of actual cost (including reasonable compensation for necessary capital as permitted by Rule 91 of the SEC under the Act), fairly and equitably allocated.

Specific Services

         Charges for specific services performed will be made to the appropriate specific job or work order number assigned to accumulate the charges applicable to the particular activity. These charges will include both direct and indirect costs involved in providing the specific services.

General Services

         Charges for general services performed will be made to the appropriate general job or work order number assigned to accumulate the charges applicable to the particular activity. These charges will include both direct and indirect costs involved in providing the general services.

NATURE OF CHARGES AND METHOD OF ALLOCATION

Direct Charges

         Direct charges consist of those costs which can practicably be recorded separately and identified not only by job or work order number and department but also as to source, such as time reports for each employee, vehicle reports, invoices and other source documents. Time reports will be maintained for each employee, including officers, in such detail as may be appropriate for such employee and the nature of the services performed. Employees (other than stenographic, secretarial,


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                                                                      Appendix A
                                                                          Page 2


clerical, and other workers engaged in rendering support services) will record on their time reports hours chargeable to the appropriate job or work order numbers and the nature of the work performed.

         Northeast will be charged with 25% of the costs chargeable to job or work orders for general services not of an operating or functional nature related primarily to the System subsidiary companies but primarily of benefit to and performed for Northeast and the System as a whole. The balance of the charges to such job or work orders will be allocated to among System subsidiary companies as provided hereafter under "Charges to System Companies - General Services."

Indirect Charges or Overhead Expenses

         Indirect charges or overhead expenses consist of all costs of the Service Company, other than direct charges described above. These charges may be classified into the following two general categories:

1. GENERAL SERVICE COMPANY OVERHEADS - These charges include costs which cannot be identified as applicable to either a particular job or work order number or department and which must be allocated to the various Service Company departments on a fair and equitable basis. The following items are illustrative, and not all-inclusive, of the types of costs which may be so-allocated to the extent above provided: rents; office supplies and expenses; depreciation; building operation and maintenance; insurance; reasonable compensation for necessary capital; general services, such as stenographic, files, mail, etc., including salaries, employee benefits, and expenses of related employees; and other general overheads.

         These overhead costs will be allocated to each department on the basis of functional relationship, such as number of personnel, space occupied, use, etc.

2. DEPARTMENT OVERHEADS - These charges include costs which can be identified as applicable to a particular department but which cannot be directly associated with a particular job or work order number. These costs will consist of the following:

         (a) Wages and salaries of stenographic, secretarial, clerical and other workers in the department engaged in rendering support services.

         (b) Lost or nonproductive time for vacations, personal time off, sickness, holidays, etc., of all employees in department.

         (c) Payroll-related Federal and State taxes and group benefit plans for pension, life insurance, hospitalization and medical, etc., of all employees in department.

         (d)      Miscellaneous supplies and expense.

         (e) General Service Company overheads allocated to the particular department as set forth in item 1 above.

                  The indirect charges of a particular department, as outlined in this item 2, will be distributed to the active specific or general job or work orders for which work is being

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                                                                      Appendix A
                                                                          Page 3


         performed by that department on the same proportionate basis as the actual direct payroll charges of that department.

CHARGES TO OTHER THAN SYSTEM COMPANIES

         Services performed for other than System companies will be billed and paid for by them on an appropriate basis. All amounts so billed will be credited to the appropriate job or work orders before any charges are made therefrom to System companies.

CHARGES TO SYSTEM COMPANIES

Specific Services

         Charges for specific services recorded in the appropriate job or work order numbers including overhead items, will be billed to the company or companies for whom the services are performed.

General Services

         Charges for general services recorded in the appropriate job or work order numbers, including overhead items, will be allocated among System subsidiary companies on one of the following bases determined on the basis of functional relationship to be the most fair and equitable:

1. REVENUES - The relation of each company's gross operating revenues (electric, gas or total, as may be appropriate) to the sum of the operating revenues of all System companies (electric, gas or total, as may be appropriate) for the preceding calendar year.

2. ELECTRIC PEAK LOAD - The relation of each company's annual electric peak load to the combined electric peak load of all System companies for the preceding calendar year.

3. PEAK DAY SENDOUT - The relation of each company's gas peak day sendout to the combined gas peak day sendout of all System companies for the preceding calendar year.

4. CUSTOMERS BILLED - The relation of each company's total customers billed to the combined total customers billed of all System companies for the preceding calendar year.

5. OTHER - Such other basis or bases as experience may show will provide, on a functional relationship, a more fair and equitable allocation of particular charges than any of the foregoing.

DEPARTMENT COST CONTROLS

         Annual operating budgets, on a departmental basis, will be used and costs will be controlled independently for each department so as to maintain a periodic check on the balances, if any, over or underbilled to insure that services rendered are being billed at cost. Each department will be charged with all of its expenses, including overhead items allocated to it, and will be credited with amounts billed from the department for services rendered. The accounts of each department will be


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                                                                      Appendix A
                                                                          Page 4


maintained so as to be substantially in balance at all times. Accordingly, semiannual reviews will be made of balances to determine to what extent the billings should be adjusted to reflect actual cost.

BILLING

         Bills will be provided Associate Company in sufficient detail so as to identify the services rendered and permit proper accounting distribution of the charges under the Associate Company's prescribed Uniform System of Accounts. Detail on the bill will include: (1) Department; (2) Function or type of service; (3) Nature of charges, whether direct or indirect (overhead); and (4) Source of charges, if direct.